Exhibit 99.1

Charles River Announces First-Quarter 2010 Results

– Sales of $297 Million –

– GAAP Earnings per Share of $0.26 and Non-GAAP Earnings per Share of $0.45 –

WILMINGTON, Mass.--(BUSINESS WIRE)--April 26, 2010--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2010. For the quarter, net sales were $297.3 million, a decline of 1.4% from $301.5 million in the first quarter of 2009. The decrease was net of a foreign currency translation benefit of 3.4%. Higher sales for the Research Models and Services (RMS) segment were offset by lower sales for the Preclinical Services (PCS) segment.

On a GAAP basis, net income attributable to common shareholders for the first quarter of 2010 was $17.4 million, or $0.26 per diluted share, compared to net income of $25.4 million, or $0.38 per diluted share, for the first quarter of 2009.

On a non-GAAP basis, net income was $29.3 million for the first quarter of 2010, compared to $38.2 million for the same period in 2009, a decrease of 23.2%. First-quarter diluted earnings per share on a non-GAAP basis were $0.45, a decrease of 22.4% compared to $0.58 per share in the first quarter of 2009. Both the GAAP and non-GAAP results were impacted by lower sales volume and higher costs related to the Company’s enterprise resource planning (ERP) initiative, offset in part by cost-savings actions implemented throughout 2009 and in the first quarter of 2010.

James C. Foster, Chairman, President and Chief Executive Officer, said, “First-quarter sales reflect the consistency of the research model business and the stability of preclinical demand, albeit at lower levels. At $0.45, non-GAAP earnings per share were in line with our expectations, and reflected the anticipated increase in information technology and compensation costs. Early indications for orders booked in the second quarter support our previously announced expectation that preclinical sales will begin to improve in the second quarter.”

Mr. Foster continued, “This morning, we announced an agreement to acquire WuXi PharmaTech. This is a transformational transaction that creates the first fully integrated, global early-stage contract research organization. We are enthusiastic about the growth opportunities that the broader portfolio and larger global footprint afford us, and the value it creates for both our clients and shareholders. We look forward to begin the planning stages for a seamless integration, while continuing to maintain our steadfast focus on re-accelerating the growth in our PCS and RMS businesses.”

First-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $172.2 million in the first quarter of 2010, an increase of 6.6% from $161.5 million in the first quarter of 2009. Foreign currency translation contributed 2.9% to the sales growth rate. Growth was driven by the acquisitions of Piedmont and Cerebricon, which were completed on May 1 and July 31, 2009, respectively, as well as strong sales of In Vitro products.

In the first quarter of 2010, the RMS segment’s GAAP operating margin was 29.0% compared to 29.4% for the first quarter of 2009. On a non-GAAP basis, the operating margin decreased to 30.4% from 31.6% in the first quarter of 2009. The margin decline was primarily attributable to higher information technology and compensation costs.

Preclinical Services (PCS)

First-quarter 2010 net sales for the PCS segment were $125.1 million, a decrease of 10.6% from $140.0 million in the first quarter of 2009. The PCS sales decline was due primarily to continued measured demand for our services from pharmaceutical and biotechnology companies, as well as stable but lower than historical prices. The sales decline was partially offset by the positive effect of foreign currency translation, which increased the growth rate by 3.9%.

A greater proportion of short-term studies in the sales mix and the continued impact of lower prices, partially offset by cost-saving actions, resulted in lower operating margins for the PCS segment. The 2010 first-quarter GAAP operating margin declined to (0.2%) from 7.5% in the first quarter of 2009. On a non-GAAP basis, the operating margin declined to 9.3% from 15.5% in the first quarter of 2009.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the first quarter of 2010 and 2009 were as follows:

($ in millions)	1Q10	1Q09
Amortization of intangible assets	$7.2	$6.1
Severance related to cost-saving actions	2.7	7.1
Impairment and other charges (1)	1.0	1.6
Operating losses for PCS Massachusetts, PCS Arkansas and clinical Phase I Scotland	3.5	1.5
Costs associated with evaluation of acquisitions	0.1	0.2
Convertible debt accounting	3.1	2.4

(1) In the first quarter of 2010, these items were related primarily to an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas. In the first quarter of 2009, these items were related primarily to Company’s subsequent divestiture of its clinical Phase I business in Scotland and additional miscellaneous expenses.

Webcast

Charles River Laboratories has scheduled a live webcast on Monday, April 26, at 8:30 a.m. ET to discuss the proposed acquisition of WuXi PharmaTech (Cayman) Inc. and this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, operating losses attributable to our businesses we plan to close or divest, severance costs associated with our 2009 and 2010 cost-saving actions, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi. In addition, forward-looking statements also include statements regarding our projected 2010 sales and earnings; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment), including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to improve overall operating efficiencies and profitability; Charles River’s expectations with respect to the impact of acquisitions on the Company, its service offerings, and earnings; expectations for consolidations within the pharmaceutical industry; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. In addition, these statements include the availability of funding for our customers and the impact of economic and market conditions on them generally, and the anticipated strength of our balance sheet, the effects of our 2010 cost-saving actions and other actions designed to manage expenses, operating costs and capital spending, and to streamline efficiency, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the business and assets of the companies we acquire; the ability to successfully develop and commercialize SPC’s technology platform; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2010, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our approximately 8,000 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 27, 2010	March 28, 2009

Total net sales	$297,345	$301,526
Cost of products sold and services provided	197,428	193,306
Gross margin	99,917	108,220
Selling, general and administrative	63,241	62,178
Amortization of intangibles	7,174	6,149
Operating income	29,502	39,893
Interest income (expense)	(5,610)	(4,604)
Other income (expense)	(411)	(262)
Income before income taxes	23,481	35,027
Provision for income taxes	6,481	10,158
Net income	17,000	24,869
Noncontrolling interests	382	536
Net income attributable to common shareowners	$17,382	$25,405

Earnings per common share
Basic	$0.27	$0.39
Diluted	$0.26	$0.38

Weighted average number of common shares outstanding
Basic	65,124,451	65,889,835
Diluted	65,824,662	66,020,082

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 27, 2010	December 26, 2009
Assets
Current assets
Cash and cash equivalents	$222,199	$182,574
Trade receivables, net	219,676	196,947
Inventories	97,578	102,723
Other current assets	74,288	113,357
Total current assets	613,741	595,601
Property, plant and equipment, net	848,322	865,743
Goodwill, net	504,702	508,235
Other intangibles, net	151,830	160,292
Deferred tax asset	14,615	18,978
Other assets	53,661	55,244
Total assets	$2,186,871	$2,204,093

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$36,343	$35,413
Accounts payable	33,508	31,232
Accrued compensation	43,747	45,522
Deferred revenue	67,813	72,390
Accrued liabilities	49,034	49,997
Other current liabilities	16,773	15,219
Total current liabilities	247,218	249,773
Long-term debt & capital leases	437,911	457,419
Other long-term liabilities	118,054	123,077
Total liabilities	803,183	830,269
Total equity	1,383,688	1,373,824
Total liabilities and equity	$2,186,871	$2,204,093

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 27, 2010	March 28, 2009
Research Models and Services
Net sales	$172,205	$161,490
Gross margin	74,279	68,313
Gross margin as a % of net sales	43.1%	42.3%
Operating income	49,984	47,444
Operating income as a % of net sales	29.0%	29.4%
Depreciation and amortization	9,721	7,673
Capital expenditures	4,960	7,624

Preclinical Services
Net sales	$125,140	$140,036
Gross margin	25,638	39,907
Gross margin as a % of net sales	20.5%	28.5%
Operating income	(263)	10,546
Operating income as a % of net sales	(0.2)%	7.5%
Depreciation and amortization	14,541	14,297
Capital expenditures	4,333	17,001

Unallocated Corporate Overhead	$(20,219)	$(18,097)

Total
Net sales	$297,345	$301,526
Gross margin	99,917	108,220
Gross margin as a % of net sales	33.6%	35.9%
Operating income	29,502	39,893
Operating income as a % of net sales	9.9%	13.2%
Depreciation and amortization	24,262	21,970
Capital expenditures	9,293	24,625

	CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
	RECONCILIATION OF GAAP TO NON-GAAP
	SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
	(dollars in thousands)

	Three Months Ended
	March 27, 2010	March 28, 2009
Research Models and Services
Net sales	$172,205	$161,490
Operating income	49,984	47,444
Operating income as a % of net sales	29.0%	29.4%
Add back:
Amortization related to acquisitions	2,400	887
Severance	-	2,709
Operating income, excluding specified charges (Non-GAAP)	$52,384	$51,040
Non-GAAP operating income as a % of net sales	30.4%	31.6%

Preclinical Services
Net sales	$125,140	$140,036
Operating income	(263)	10,546
Operating income as a % of net sales	(0.2)%	7.5%
Add back:
Amortization related to acquisitions	4,773	5,261
Severance	2,656	2,776
Impairment and other charges (2)	986	1,527
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543
Operating income, excluding specified charges (Non-GAAP)	$11,623	$21,653
Non-GAAP operating income as a % of net sales	9.3%	15.5%

Unallocated Corporate Overhead	$(20,219)	$(18,097)
Add back:
Severance	16	1,648
Impairment and other charges (2)	-	97
Costs associated with the evaluation of acquisitions	117	229
Convertible debt accounting (3)	53	44
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(20,033)	$(16,079)

Total
Net sales	$297,345	$301,526
Operating income	29,502	39,893
Operating income as a % of net sales	9.9%	13.2%
Add back:
Amortization related to acquisitions	7,173	6,148
Severance	2,672	7,133
Impairment and other charges (2)	986	1,624
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543
Costs associated with the evaluation of acquisitions	117	229
Convertible debt accounting (3)	53	44
Operating income, excluding specified charges (Non-GAAP)	$43,974	$56,614
Non-GAAP operating income as a % of net sales	14.8%	18.8%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	For the three months ended March 27, 2010, these items were primarily related to asset impairments associated with our PCS Arkansas facility. For the three months ended March 28, 2009, these items were primarily related to an asset impairment due to the subsequent sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs.

(3)	This item includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 27, 2010	March 28, 2009

Net income attributable to common shareholders	$17,382	$25,405
Add back:
Amortization related to acquisitions	7,173	6,148
Severance	2,672	7,133
Impairment and other charges (2)	986	1,624
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543
Costs associated with the evaluation of acquisitions	117	229
Convertible debt accounting, net (3)	3,116	2,397
Tax effect	(5,578)	(6,289)
Net income, excluding specified charges (Non-GAAP)	$29,339	$38,190

Weighted average shares outstanding - Basic	65,124,451	65,889,835
Effect of dilutive securities:
2.25% senior convertible debentures	-	-
Stock options and contingently issued restricted stock	700,211	126,896
Warrants	-	3,351
Weighted average shares outstanding - Diluted	65,824,662	66,020,082

Basic earnings per share	$0.27	$0.39
Diluted earnings per share	$0.26	$0.38

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.45	$0.58
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.45	$0.58

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	For the three months ended March 27, 2010, these items were primarily related to asset impairments associated with our PCS Arkansas facility. For the three months ended March 28, 2009, these items were primarily related to an asset impairment due to the subsequent sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs.

(3)	This item includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,063 and depreciation expense by $53 for the three months ended March 27, 2010, and increased interest expense by $2,860, capitalized interest by $507 and depreciation expense by $44 for the three months ended March 28, 2009.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy
Corporate Vice President, Investor Relations
781-222-6190
or
Media Contact:
Amy Cianciaruso
Director, Public Relations
781-222-6168